Exhibit 10.2

EXECUTION VERSION

APRICUS BIOSCIENCES, INC.

STOCK ISSUANCE AGREEMENT

THIS STOCK ISSUANCE AGREEMENT (“Agreement”) is made as of October 17, 2014 by and between Apricus Biosciences, Inc., a Nevada corporation (the “Company”), Forendo Pharma Ltd., a company organized under the laws of Finland (the “Forendo”), and Birch & Lake Partners LLC, a Pennsylvania limited liability company (“B&L”). Forendo and B&L are sometimes referred to in this Agreement individually as a “Purchaser” and collectively as the “Purchasers”. Any capitalized terms not defined in this Agreement shall have the meanings given to them in the License Agreement (as defined herein).

The parties agree as follows:

1. Sale of Stock. The Company hereby agrees to issue to Forendo and Forendo hereby agrees to accept 3,420,066 shares (the “Forendo Shares”) of the Company’s Common Stock (par value $0.001 per share) (“Apricus Stock”) as partial consideration for the licenses granted pursuant to that certain License Agreement dated as of the date hereof between NexMed (U.S.A.), Inc. and Forendo (as the same may be amended from time to time, the “License Agreement”). In addition, at the instruction of Forendo as partial consideration for the licenses granted pursuant to the License Agreement, the Company hereby agrees to issue to B&L and B&L hereby agrees to accept 180,004 shares of Apricus Stock (the “B&L Shares” and, together with the Forendo Shares, the “Shares”).

2. Sales Restriction. Each of the Purchasers acknowledges that sales of the Shares are subject to volume restrictions pursuant to Section 7.1.2 of the License Agreement.

3. Registration Rights. The Company acknowledges Purchasers’ registration rights pursuant to Section 7.1.2 of the License Agreement.

4. Company Representations. In connection with the issuance of the Shares, the Company represents to the Purchasers the following:

(a) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Shares has been taken, and this Agreement when executed and delivered, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms.

(b) The Shares which are being issued hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

5. Investment Representations. In connection with the issuance of the Shares, each Purchaser severally and not jointly represents to the Company the following solely as to such Purchaser:

(a) All corporate action on the part of each Purchaser, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the authorization of the issuance of B&L Shares and the performance of all obligations of each Purchaser hereunder has been taken or will be taken prior to the date of this Agreement, and this Agreement constitutes a valid and legally binding obligation of each Purchaser enforceable against it in accordance with its terms.

(b) The Shares to be issued to Purchaser hereunder will be acquired for investment for each Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares issued to it.

(c) Purchaser understands that the acquisition of the Shares by it involves substantial risk. Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares.

(d) Purchaser is an accredited investor within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(e) Purchaser understands that the Shares are characterized as “restricted securities” under the Securities Act, in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser represents that it is familiar with Rule 144 of the Securities and Exchange Commission and understands the resale limitations imposed thereby and by the Securities Act.

6. Stock Certificate Legends. The Company shall issue or cause to be issued a duly executed stock certificate evidencing each of the Purchaser’s ownership of the Shares. Such stock certificates shall be endorsed with the following legends:

(a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

(b) Any legend required by any applicable state securities laws.

7. Standstill Provisions. Commencing as of the date of this Agreement and until the earlier of (a) the fifth anniversary of the date of this Agreement; (b) the termination of the License Agreement or (c) Forendo selling all the Shares acquired by it under this Agreement (including stock dividends thereon) other than to an Affiliate of Forendo, Forendo (including all Affiliates) shall not acquire beneficial ownership of any shares of Common Stock of the Company, any securities convertible into or exchangeable for Common Stock, or any other right to acquire Common Stock, except by way of stock dividends or other distributions or offerings made available to holders of Common Stock generally, from the Company or any other person or entity, without the prior written consent of the Company, which consent may be withheld in its sole discretion; provided, however, that in no event shall the issuance of Shares pursuant to this Agreement constitute a violation of this Section 7.

8. Tax Consequences. Each of the Purchasers has reviewed with Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Each of the Purchasers is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Each of the Purchasers understands that such Purchaser (and not the Company) shall be responsible for such Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

9. Indemnification. Each of the Purchasers agrees to indemnify, defend, and hold the Company free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, attorneys’ fees, and costs, that the Company may incur as a result of any dispute arising out of or resulting from the issuance of the B&L Shares or the allocation of the Shares to each party.

10. General Provisions.

(a) This Agreement shall be governed by the laws of the State of New York. This Agreement and the documents referred to herein represent the entire agreement between the parties with respect to the purchase of Common Stock by the Purchasers and may only be modified or amended in writing signed by each of the parties.

(b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d) Any notice, demand or request required or permitted to be given by either the Company or the Purchasers pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, by facsimile at the number set forth at the end of this Agreement or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address or fax number as a party may request by notifying the other in writing.

(e) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of each of the Purchasers under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

(f) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively but only if so expressly stated), only with the written consent of the Company and the Purchasers.

(g) Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to each of the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(h) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

(i) The Purchasers and the Company agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

COMPANY:		PURCHASERS:

APRICUS BIOSCIENCES, INC. a Nevada corporation		FORENDO PHARMA LTD.

By: /s/ Steve Martin Name: Steve Martin Title: Senior Vice President, Chief Financial Officer and Secretary		By: /s/ Risto Lammintausta Name: Risto Lammintausta Title: Chief Executive Officer

Address: Facsimile:	11975 El Camino Real, Suite 300 San Diego, CA 92130 (858) 436-8155	Address:	Itäinen Pitkäkatu 4 B FI-20520 Turku Finland
		Facsimile:	+358 42 310 8010

BIRCH & LAKE PARTNERS LLC

By: /s/ Jyrki Mattila Name: Jyrki Mattila Title: Chairman

		Address:	9 Spring Mill Lane Haverford, Pennsylvania 19041

		Facsimile:	(484) 395-2461

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